EXHIBIT 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Renren Inc.’s registration statements on Form S-8 (File No. 333-177366, File No. 333-209734 and File No. 333-227886) of our report dated May 15, 2019, relating to the financial statements of Renren Inc., appearing in this Annual Report on Form 20-F for the year ended December 31, 2020.

/s/Deloitte Touche Tohmatsu Certified Public Accountants LLP

Beijing, the People’s Republic of China

May 27, 2021